UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2006 (April 17, 2006)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 278-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Officer Compensation. Effective April 17, 2006 Mr. Dennis Lubojacky was appointed as TODCO’s Controller and Chief Accounting Officer. In connection with his appointment Mr. Lubojacky was granted 3,000 restricted shares of our Class A Common Stock which vest in three equal annual installments under the TODCO 2005 Long Term Incentive Plan and a $25,000 signing bonus. Mr. Lubojacky’s annual base salary was set at $175,000. Mr. Lubojacky will also participate in the TODCO 2006 Performance Bonus Plan described in Item 1.01 B. of TODCO’s Current Report on Form 8-K filed February 10, 2006 which is incorporated herein by reference. The form of “Employee Restricted Stock Option Award Letter” used to make Mr. Lubojacky’s grant is included in this report as an exhibit and is incorporated herein by reference.
ITEM 5.02. Appointment of New Chief Accounting Officer
Effective April 17, 2006 Mr. Dennis Lubojacky, 53, was appointed as TODCO’s Controller and Chief Accounting Officer. From 2002 to April 2006 Mr. Lubojacky served as Controller and Treasurer of Vopak North America Inc. a subsidiary of Royal Vopak a marine terminal storage, chemical waste treatment and railcar enterprise operating in the U.S. and Canada. From 2000 to 2002, Mr. Lubojacky served as Assistant Corporate Controller and Director Financial Analysis and Services for Pride International Inc. an international drilling contractor. Mr. Lubojacky is a certified public accountant.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits.

Exhibit number	Description
10.1	Form of Employee Restricted Stock Award Letter under the TODCO 2005 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 24, 2006).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: April 20, 2006